UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 11, 2020

TEARLAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 La Terraza Blvd., Ste 101

Escondido, CA 92025

(Address of principal executive offices, including zip code)

(858) 455-6006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry Into a Material Definitive Agreement

Amended License Agreement

On May 11, 2020 and effective May 8, 2020 TearLab Corporation, (“the Company”) entered into Amendment No. 1 (“the Amendment”) to the Restated License Agreement No. 2018-04-0460 (“the Agreement”), dated May 1, 2018 with The Regents of the University of California. Pursuant to the Amendment, if the Company’s debt financer CR Group, L.P (“CRG”) with Accelmed Growth Partners, L.P. (“Accelmed”) enter into a definitive agreement to acquire greater than fifty percent (50%) of the Company’s outstanding shares of common stock prior to July 1, 2020 such transaction shall not be considered a Fundamental Transaction under the Agreement. To the extent any third party, or parties cumulatively, acquire greater than fifty percent (50%) of the Company’s outstanding shares of common stock after July 1, 2020, such transaction shall be deemed a Fundamental Transaction under the Agreement. All other terms of the Agreement remain unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the provisions of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No.1 to the Restated License Agreement No. 2018-04-0460 with the Regents of the University of California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ Michael Marquez
Michael Marquez
Chief Financial Officer

Date: May 12, 2020